UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934 Date of
                    Report (Date of earliest event reported):
                                   May 1, 2003

                        Commission File Number 001-15469

                           THERMOVIEW INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                               61-1325129
      (State or other jurisdiction                  (I.R.S. Employer
    of incorporation or organization)             Identification Number)

          5611 Fern Valley Road                          40228
           Louisville, Kentucky                       (Zip Code)
   (Address of principal executive offices)

                                  502-968-2020
              (Registrant's telephone number, including area code)

Item 5. Other Events.

On May 1, 2003, we issued a press release announcing our performance results for the 2003 1st Quarter, and the renewal of Class I directors at our Annual Meeting of Shareholders.. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.


Item 7. Financial Statements and Exhibits.

(c) Exhibits: Exhibit No. Description

99.1 News Release of ThermoView Industries, Inc. dated May 1, 2003.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           ThermoView Industries, Inc.


Date:  May 5, 2003         By:      /s/ Charles L. Smith
                              -----------------------------------------------
                                    Charles L. Smith
                                    Chief Executive Officer
                                    (principal executive officer)

Exhibit 99.1 to Form 8-K

ThermoView Industries reports lower first quarter 2003 financial results

|X|  Re-elects directors at annual meeting, outlines priorities for 2003

     LOUISVILLE, Ky. (May 1, 2003) - ThermoView Industries, Inc. (AMEX: THV), one of the nation's largest full-service home improvement remodeling companies, today reported financial results for the first quarter ending March 31, 2003.

     ThermoView, headquartered in Louisville, sells and installs replacement windows, doors and other home improvements to residential consumers in 17 states under well-known regional home center brands that include Thomas, Primax, Rolox, Leingang and ThermoView. All of these brands are consolidating under a national brand, "THV, America's Home Improvement Company."

     First quarter 2003 revenues were $16.2 million, or 21.6 percent below year-ago quarterly revenues of $20.7 million. The net loss attributable to common stockholders was $1.8 million, or 19 cents per basic and diluted share. That compares with a net loss attributable to common stockholders of $30.9 million, or $3.53 per share, including a non-cash charge for writing off impaired goodwill. Without the $30 million ($3.42 per share) accounting charge, the first quarter 2002 net loss attributable to common stockholders was $940,000, or 11 cents per share.

     "The first quarter is typically our slowest quarter of the year," said Charles L. Smith, President and CEO of ThermoView. "Sales during the first quarter of 2003 were hit hard by the severe winter weather. Many of our Midwest markets were snowed under or iced over during a good portion of January and February. As a result, sales appointments and orders dropped significantly in comparison to our recent first quarters," Smith said.

     Even sales and appointments in Southern California markets - one of ThermoView's prime winter sales markets - were negatively affected by the amount of rain that area received during the winter, Smith said. Additionally, he said, consumer confidence levels remained lower as the overall economy continued to struggle. ThermoView management noticed a reduction in sales in the two weeks after American troops began fighting in Iraq. But sales returned to increasing levels after the most intensive combat ended.

     From mid-March and into April, sales levels have increased and installation backlogs have grown as the company heads into its traditionally stronger selling season.

     In early April, the company implemented a modest price increase of between two and three percent in order to improve operating margins. Smith said the company has continued to emphasize internal cost efficiencies and best operational practices.

     One of the company's key priorities has been to refinance and/or restructure its long-term debt and preferred stock in order to achieve better rates and terms and greater flexibility. Management has had discussions with a financial institution regarding refinancing a portion of its debt and is working on restructuring existing debt and preferred stock obligations.

     A large portion of ThermoView's debt comes due in 2004, as does a requirement to redeem at least 20 percent of the preferred stock. Lenders and preferred stockholders agreed in principle this week to delay maturities by six months, providing additional time for the refinancing and helping ensure that long-term debt due in 2004 does not become a current liability, due within one year.

     Annual meeting highlights and priorities for 2003

     At  the  annual  meeting  today,   stockholders  re-elected  directors  Ron
Carmicle, Ray Dauenhauer and Bruce Merrick to terms that expire in 2006.

     In  his  address  to   stockholders,   Smith  said  that  the  company  had
accomplished much in the past two years. He said there were many important priorities for 2003, including:

|X|  Stabilizing and growing revenues.

|X| Refinancing a portion of long-term debt and renegotiating the terms of existing debt and preferred stock agreements. |X| Completing the "best practices" model that will serve as a template for day-to-day and future operations.

|X| Expanding into one additional market, rather than the previously announced two markets, while preparing for expansion into other markets.

|X|  Continuing to find ways to operate the company more efficiently.

|X| Introducing the new high-strength Compozit line of windows throughout ThermoView's markets and standardizing product lines

     Smith said the sales launch for the new Compozit window line would most likely be in mid-summer. "Compozit is the centerpiece of our replacement window strategy. We believe that this superior window will provide our sales force a competitive advantage over other companies and their offerings, and should provide added value to our bottom line," he said.

     ThermoView's online financing option is expected to speed financing decisions for customers, and convert more preliminary sales into final sales.

     "Our goal is to make ThermoView into a company that is streamlined and unified," said Smith. "We will continue working toward our long-term goal of becoming America's largest full-service home improvement company."


About ThermoView Industries, Inc.

     ThermoView is a national company that designs, manufactures, markets and installs high-quality replacement windows and doors as part of a full-service array of home improvements for residential homeowners. ThermoView's common stock is listed on the American Stock Exchange under the ticker symbol "THV." Additional information on ThermoView Industries is available at http://www.thv.com.

Statements in this news release that are not descriptions of historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as "expect," "intends," "believes," "plans," "anticipates" and
"likely" also identify forward-looking statements. All forward-looking statements are based on current facts and analyses. Actual results may differ materially  from  those  currently  anticipated  due  to  a  number  of  factors including, but not limited to our history of operating losses, anticipated future losses, competition, future capital needs, the need for market acceptance, dependence upon third parties, disruption of vital infrastructure, general economic downturn and intellectual property rights. All forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission.

CONTACTS:
Terry McWilliams (terrym@mozaicir.com), President, Mozaic Investor Relations, Inc. (www.mozaicir.com), 502-326-0478 or 888-340-9822; or James J. TerBeest,
Chief Financial Officer, ThermoView Industries, Inc., (http://www.thv.com), 502-968-2020, ext. 1368.


FINANCIAL RESULTS FOLLOW

                           ThermoView Industries, Inc.
           Condensed Consolidated Statements of Operations (unaudited)


                                                     For the three months ended
                                                             March 31,
                                                     --------------------------
                                                         2002           2003
                                                     ------------  ------------


Revenues ........................................  $ 20,657,262    $ 16,193,013

Cost of revenues earned .........................    10,322,679       8,456,221
                                                   --------------  -------------

Gross profit ....................................    10,334,583       7,736,792

Selling, general and administrative expenses ....    10,147,046       8,396,181
Depreciation expense ............................       273,382         214,101
Amortization expense ............................        34,647           5,064
                                                   --------------  -------------

Loss from operations ............................      (120,492)       (878,554)

Equity in earnings (loss) of joint venture ......        13,184         (26,207)
Interest expense ................................      (663,300)       (632,130)
Interest income .................................        15,679           9,764
                                                   --------------  -------------

Loss before income taxes ........................      (754,929)     (1,527,127)

Income tax benefit ..............................        (6,420)           (424)
                                                   --------------  -------------

Loss before cumulative effect of an accounting
  change ........................................      (748,509)     (1,526,703)

Cumulative effect of an accounting change--charge
  for impairment of goodwill ....................   (30,000,000)             --
                                                   --------------  -------------

Net loss ........................................   (30,748,509)     (1,526,703)

Less non-cash Series D and E preferred stock
  dividends .....................................      (191,368)       (231,497)
                                                   --------------  -------------

Net loss attributable to common stockholders ....  $(30,939,877)   $ (1,758,200)
                                                   --------------  -------------
                                                   --------------  -------------

Basic and diluted loss per common share:

  Loss attributable to common stockholders ......  $      (0.11)   $      (0.19)
  Cumulative effect of an accounting change .....         (3.42)             --
                                                   --------------  -------------
  Net loss attributable to common stockholders ..  $      (3.53)   $      (0.19)
                                                   --------------  -------------
                                                   --------------  -------------